Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Remote Dynamics, Inc.
Richardson, Texas
We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated October 27, 2005, relating to the consolidated financial statements of Remote Dynamics, Inc. which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
Dallas, Texas
July 20, 2006